UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	0-10546 (Commission	36-2229304 (IRS Employer
of incorporation)	File Number)	Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 827-9666

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lawson Products, Inc. (the “Company”) announced on August 17, 2005 that Thomas Postek has been elected to its Board of Directors (the “Board”), effective August 16, 2005.

Mr. Postek, a certified public accountant and chartered financial analyst, is currently affiliated with Geneva Investment Management in Chicago. Mr. Postek spent the majority of his career at William Blair & Co. from 1973 to 2001. He was a partner and principal of William Blair for fifteen years and covered various business services as an analyst, including industrial distribution. Mr. Postek also served on the staff of the Financial Accounting Standards Board from 1980 to 1982.

There is no arrangement or understanding with any person pursuant to which Mr. Postek was selected as a director. Mr. Postek is expected to serve on the Audit Committee. Mr. Postek is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

Date: August 22, 2005
/s/ Thomas J. Neri________________________
Name: Thomas J. Neri Title: Executive Vice President, Finance, Planning and Corporate Development; Chief Financial Officer; and Treasurer